Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-112360 and 333-136116) and Form S-8 (No. 333-130235, 333-122155, 333-112148, 333-112213, 333-71374, 333-66993, 333-50292, 333-03656, 333-92525, 333-39065 and 333-50296) of Adept Technology, Inc. of our report dated October 10, 2006 relating to the consolidated financial statements and the financial statement schedule, which appear in this Form 10-K.

/s/ ARMANINO McKENNA LLP

San Ramon, California
October 10, 2006